EXHIBIT 8

                     ASSIGNMENT AND ASSUMPTION OF SECURITIES
                     ---------------------------------------

          ASSIGNMENT AND ASSUMPTION OF SECURITIES AGREEMENT, dated as of May 10, 2000, by and between Computer Outsourcing Services, Inc., a Delaware corporation (the "Company"), each of the assignors party hereto (collectively, the "Assignors"), and each of the assignees party hereto (collectively, the "Assignees"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to such terms in the Securities Purchase Agreement referred to below.


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Company, DB Capital Investors, L.P. and the Assignors have executed a Securities Purchase Agreement, dated as of April 7, 2000 (the "Securities Purchase Agreement");

          WHEREAS, each of the Assignors desires to assign its interest in the Securities to the Assignors;

          WHEREAS, the Company desires to permit the assignment of the Assignors interests in the Securities to the Assignors.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Assignors and the Assignees agree as follows:

          1. The Assignors by this instrument do hereby absolutely assign, convey, grant, transfer and deliver unto the Assignees all of the Assignors' right, title and interest existing at the time of this Agreement in the Securities set forth below and all of Assignors' rights and obligations under the Securities Purchase Agreement.

                                                 Shares of
                                                  Series A
               Assignor                        Preferred Stock          Warrants
               --------                        ---------------          --------

Sandler Capital Partners IV, L.P.                 48,605.9              781,985
Sandler Capital Partners IV FTE, L.P.             19,853.1              319,402
Sandler Internet Partners, L.P.                    5,245.9               84,398
Sandler Co-Investment Partners, L.P.               4,983.6               80,178
                                                  --------              -------

Total                                             78,688.5            1,265,963
                                                  ========            =========

          2. Assignees hereby assume and agree to pay or cause to be paid or otherwise discharge, perform and fulfill or cause to be discharged, performed and fulfilled, as they become due and payable all obligations of Assignors arising on or subsequent to the Closing Date which arise out of or are related to the Securities Purchase Agreement.

                                                 Shares of
               Assignee                           Series A
                                               Preferred Stock         Warrants
                                               ---------------         --------

Sandler Capital Partners V, L.P.                  71,606.5          1,152,026.3
Sandler Internet Partners, L.P.                    5,245.9             84,397.5
Sandler Co-Investment Partners, L.P.                1311.5             21,099.4
Price Family Limited Partners                        262.3              4,219.9
Benake, L.P.                                         262.3              4,219.9
                                                  --------          -----------
Total                                             78,688.5          1,265,963
                                                  ========          ===========

          3. By its execution and delivery hereof the Company consents to the assignments and assumptions contemplated hereby and releases Assignors in full from any obligation or liability of any nature whatsoever which Assignors may have had under the Securities Purchase Agreement.

          4. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          5. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

          IN WITNESS WHEREOF, the Company, the Assignors and the Assignees have caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.


                                             COMPUTER OUTSOURCING SERVICES, INC.



                                             By:/s/ Zach Lonstein
                                                --------------------------------
                                                Name:  Zach Lonstein
                                                Title: CEO

ASSIGNORS:

SANDLER CAPITAL PARTNERS IV, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Ed Grinacoff
  -----------------------------
  Name:  Ed Grinacoff
  Title: Managing Director


SANDLER CAPITAL PARTNERS IV FTE, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Ed Grinacoff
  -----------------------------
  Name:  Ed Grinacoff
  Title: Managing Director


SANDLER INTERNET PARTNERS, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Ed Grinacoff
  -----------------------------
  Name:  Ed Grinacoff
  Title: Managing Director


SANDLER CO-INVESTMENT PARTNERS, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Ed Grinacoff
  -----------------------------
  Name:  Ed Grinacoff
  Title: Managing Director

ASSIGNEES:

SANDLER CAPITAL PARTNERS V, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Ed Grinacoff
  -----------------------------
  Name:  Ed Grinacoff
  Title: Managing Director


SANDLER INTERNET PARTNERS, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Ed Grinacoff
  -----------------------------
  Name:  Ed Grinacoff
  Title: Managing Director


SANDLER CO-INVESTMENT PARTNERS, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Ed Grinacoff
  -----------------------------
  Name:  Ed Grinacoff
  Title: Managing Director


PRICE FAMILY LIMITED PARTNERS

By /s/ Michael Price
  ------------------------------
Name:    Michael Price,
         General Partner

BENAKE, L.P.

By /s/ Lynn Forester
  ------------------------------
Name:    Lynn Forester,
         General Partner